As filed with the Securities and Exchange Commission on November 9, 2016.

Registration No. 333-214467

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HCSB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina (State or jurisdiction of incorporation or organization)	6035 (Primary Standard Industrial Classification Code Number)	57-1079444 (I.R.S. Employer Identification No.)

5009 Broad Street

Loris, South Carolina 29569

(843) 756-6333

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Jan H. Hollar

Chief Executive Officer

HCSB Financial Corporation

3640 Ralph Ellis Boulevard

Loris, South Carolina 29569

(843) 756-6333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Neil E. Grayson

Benjamin A. Barnhill

Nelson Mullins Riley & Scarborough LLP

104 South Main Street, Suite 900

Greenville, South Carolina 29601

(864) 250-2235

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(4)(5)
Common Stock, par value $0.01 per share	359,468,443	$0.10	$35,968,844.30	$4,166.24
Shares of Non-Voting Common Stock, $0.01 par value per share	90,531,557	$0.10	$9,053,155.70	$1,049.26
Underlying shares of Common Stock, par value $0.01 per share, with respect to the Non-Voting Common Stock	90,531,557	—	—	—
Total			$45,000,000.00	$5,215.50

(1)          This Registration Statement relates to the following securities to be offered for resale by the selling shareholders: (i) 359,468,443 shares of common stock; (ii) 90,531,557 shares of non-voting common stock; (iii) up to 90,531,557 shares of common stock issuable upon the conversion of shares of non-voting common stock; and (iv) any additional shares of common stock or non-voting common stock that become issuable in connection with anti-dilution adjustments as set forth in the terms of the non-voting common stock.

(2)          Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 416 under the Securities Act of 1933, there are also registered hereunder such indeterminate number of additional shares of common stock and non-voting common stock that may become issuable due to anti-dilution adjustments for changes resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(3)          Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price of the common stock as reported on the OTC Pink marketplace on November 4, 2016 which was $0.14 per share. With respect to the non-voting common stock, represents such average value of the common stock underlying the non-voting common stock since each share of non-voting common stock is convertible into one share of common stock.

(4)          Pursuant to Rule 457(i) under the Securities Act of 1933, a single registration fee is payable with respect to the non-voting common stock and the underlying shares of common stock.

(5)          Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

HCSB Financial Corporation is filing this Pre-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-1 (Registration No. 333-214467) (the “Registration Statement”) as an exhibit-only filing to re-file Exhibit 23.1 previously filed with the Registration Statement. The only change to the Registration Statement is to re-file the auditors consent to correct a typographical error in the original filing.  Accordingly, this Amendment consists only of the facing page, this explanatory note, the signature page to the Registration Statement, the Exhibit Index and the re-filed Exhibit 23.1.  The prospectus is unchanged and has been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Loris, State of South Carolina, on November 9, 2016.

HCSB FINANCIAL CORPORATION
(Registrant)

By:	/s/ Jan H. Hollar
Jan H. Hollar
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of November 9, 2016.

Signature	Title

/s/ Jan H. Hollar	Chief Executive Officer and Director
Jan H. Hollar	(Principal Executive Officer)

/s/ Jennifer W. Harris	Chief Financial Officer
Jennifer W. Harris	(Principal Financial and Accounting Officer)

/s/ Michael S. Addy*	Director
Michael S. Addy	Chairman of the Board

/s/ D. Singleton Bailey*	Director
D. Singleton Bailey

/s/ Clay D. Brittain, III*	Director
Clay D. Brittain, III

/s/ Gerald R. Francis*	Director
Gerald R. Francis

/s/ James C. Nesbitt*	Director
James C. Nesbitt

/s/ John T. Pietrzak*	Director
John T. Pietrzak

*By: /s/ Jan H. Hollar
Jan H. Hollar, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No. Description of Exhibit

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-KSB for the fiscal year ended December 31, 1999).
3.2	Articles of Amendment to Authorize Preferred Shares, filed March 2, 2009 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed March 6, 2009).
3.3	Articles of Amendment to increase Authorized Common Shares, filed May 31, 2012 (incorporated by reference to Exhibit 3.5 to the Company’s Form 10-K filed March 30, 2016).
3.4	Articles of Amendment to authorize the Non-Voting Common Stock, filed August 23, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed August 24, 2016).
3.5	Amended and Restated Bylaws of HCSB Financial Corporation dated May 26, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed June 1, 2016).
4.1**	Form of Common Stock Certificate.
4.2**	Form of Non-Voting Common Stock Certificate.
5.1**	Legal Opinion of Nelson Mullins Riley & Scarborough LLP.
10.1*	Form of Director Deferred Compensation Agreement adopted in 1997 by and between the Board of Directors and Horry County State Bank (incorporated by reference to Exhibit 10.4 to the Company’s Form 10-KSB for the fiscal year ended December 31, 2006).*
10.2	Written Agreement, effective May 9, 2011, with the Federal Reserve Bank of Richmond (incorporated by reference to Exhibit 10.2 of the Company’s Form 10-Q filed May 12, 2011).
10.3	Purchase and Assumption Agreement, dated as of March 24, 2015, between the Bank and Sandhills Bank (incorporated by reference to Exhibit 10.10 of the Company’s Form 10-K filed March 30, 2015).
10.4	Class Action Settlement Agreement, effective September 16, 2015, between the Company, the Bank, James R. Clarkson, Glenn Raymond Bullard, Ron Lee Paige, Sr., and Edward Lewis Loehr, Jr., on the one hand, and Jan W. Snyder, Acey H. Livingston, and Mark Josephs, on behalf of themselves and as representatives of a class of similarly situated purchasers of the Company’s subordinated debt notes (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed September 22, 2015).
10.5	Securities Purchase Agreement, dated as of February 29, 2016, between the Company and the United States Department of the Treasury (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on March 3, 2016).
10.6	Securities Purchase Agreement, dated as of February 29, 2016, between the Company and Alesco Preferred Funding VI LTD (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on March 3, 2016).
10.7*	Employment Agreement, dated as of February 29, 2016, between the Company, the Bank, and Jan H. Hollar (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on March 3, 2016).
10.8*	Employment Agreement, dated as of May 13, 2016, between the Bank and J. Ricky Patterson (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on May 13, 2016).
10.9*	Consulting Agreement, dated as of May 13, 2016, between the Bank and James R. Clarkson (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on May 13, 2016).
10.10	Form of Stock Purchase Agreement, dated as of March 2, 2016, between the Company and Investors (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K/A filed on March 9, 2016).
10.11	Form of Registration Rights Agreement, dated as of March 2, 2016, between the Company and Investors (attached as Exhibit A to the Form of Stock Purchase Agreement, dated as of March 2, 201, which is incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K/A filed on March 9, 2016).
10.12	Noncompete Agreement between the Company, the Bank, and Jan H. Hollar, dated May 26, 2016 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on June 1, 2016).
10.13	Employment Agreement between the Bank and W. Jack McElveen, Jr., dated June 16, 2016 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on June 22, 2016).
10.14	Employment Agreement between the Company, the Bank and Jennifer W. Harris, dated as of July 1, 2016 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on July 1, 2016).
21	Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015).
23.1	Consent of Elliott Davis Decosimo, LLC.
23.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).
24**	Power of Attorney (contained on signature page to the Registration Statement).

*	Management contract or compensatory plan or arrangement.

**	Previously filed with the initial filing of this Registration Statement.